Exhibit 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 7, 2016, with respect to the consolidated financial statements of Corvisa LLC included in the Current Report of ShoreTel, Inc. on Form 8-K/A for the years ended December 31, 2015 and 2014, which are incorporated by reference in this Registration Statement.  We consent to the incorporation by reference of the aforementioned reports in this Registration Statement of ShoreTel, Inc.
/s/ Grant Thornton LLP

Kansas City, Missouri
November 16, 2016